QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

newsrelease

Santa Barbara Office
3820 State Street
Santa Barbara, CA 93105
tel: 805.563.7000
fax: 805.563.7070
www.tenethealth.com

Contacts:
Media:	Steven Campanini (805) 563-6838
Investors:	Thomas Rice (805) 563-7188

Tenet Announces Private Offering of $500 Million
in 10-year Senior Unsecured Notes

        June 14, 2004—Tenet Healthcare Corporation (NYSE: THC) announced today that it is offering $500 million of 10-year senior unsecured notes through a private placement pursuant to Rule 144A of the Securities and Exchange Commission. Proceeds will be used primarily to repurchase outstanding senior notes with earlier maturities and for general corporate purposes.

        Because the notes are being offered through a private placement, they have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

        This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

# # #

    Some of the statements in this release may constitute forward-looking statements. Such statements are based on our current expectations and could be affected by numerous factors and are subject to various risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended Dec. 31, 2003, our quarterly reports on Form 10-Q and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

QuickLinks

  Exhibit 99.2
Tenet Announces Private Offering of $500 Million in 10-year Senior Unsecured Notes